UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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UNITED FIRE & CASUALTY COMPANY

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UNITED FIRE & CASUALTY COMPANY
118 Second Avenue SE
Cedar Rapids, Iowa 52401
April 20, 2009
Dear Fellow Shareholder:
I am pleased to invite you to join us at United Fire & Casualty Company’s 2009 Annual Meeting of Shareholders. This year’s meeting will be held on the second floor of our principal executive offices located at 118 Second Avenue SE, in Cedar Rapids, Iowa. The meeting will take place on Wednesday, May 20, 2009 at 10:00 a.m.
At this year’s meeting we will vote for the election of four directors for full terms and the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2009. Management will also report on United Fire & Casualty Company’s business, and shareholders will have an opportunity to ask questions of management and Ernst & Young LLP.
Attached you will find a notice of the meeting and a proxy statement that contains additional information about the meeting and explains the methods you can use to vote your proxy, including by telephone and via the Internet.
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to sign and return your proxy card in the enclosed postage-paid envelope or use telephone or Internet voting prior to the meeting. This ensures that your shares of common stock will be represented and voted at the meeting, even if you cannot attend.
For the Board of Directors,

Scott McIntyre Jr.
Chairman of the Board

UNITED FIRE & CASUALTY COMPANY
118 Second Avenue SE
Cedar Rapids, Iowa 52401
NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS OF
UNITED FIRE & CASUALTY COMPANY

DATE AND TIME:	Wednesday, May 20, 2009, at 10:00 a.m.

PLACE:	United Fire & Casualty Company Corporate Headquarters — Second Floor 118 Second Avenue SE Cedar Rapids, Iowa

ITEMS OF BUSINESS:	At the meeting, we will ask shareholders to:

1) Elect four directors to three year terms.

2) Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

3) Vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

WHO CAN VOTE:	You can vote if you were a shareholder of record on March 23, 2009.

2008 ANNUAL REPORT:	If you requested electronic delivery, we have delivered our 2008 Annual Report to you electronically. If you did not request electronic delivery, a copy of our 2008 Annual Report is enclosed.

Neal R. Scharmer
Corporate Secretary
Dated at Cedar Rapids, Iowa
April 20, 2009
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE
COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTE YOUR SHARES
BY TELEPHONE OR VIA THE INTERNET.

UNITED FIRE & CASUALTY COMPANY
118 Second Avenue SE
Cedar Rapids, Iowa 52401
PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2009
This solicitation of proxies is made by the Board of Directors of United Fire & Casualty Company (“United Fire,” “we,” “us,” or “our,” as the context requires). Proxies will be used at the Annual Meeting of Shareholders of United Fire & Casualty Company (the “Annual Meeting”), an Iowa corporation, to be held on May 20, 2009 at 10:00 a.m., and at any adjournments or postponements thereof. This year’s meeting will be held on the second floor of our principal executive offices located at 118 Second Avenue SE, in Cedar Rapids, Iowa. With respect to shares of our common stock held in the United Fire Group Employee Stock Ownership Plan (the “ESOP”) and the United Fire Group 401(k) Plan (the “401(k) Plan”), the Board of Directors is soliciting participants on behalf of the Trustees of those plans to direct the Trustees how to vote the shares held in those plans.
The notice of meeting, proxy statement, and form of proxy is first being mailed to shareholders and participants in the United Fire Group 401(k) Plan and the United Fire Group Employee Stock Ownership Plan on or about April 20, 2009.
We will solicit proxies principally by mail, but our directors and employees may also solicit proxies by telephone, facsimile, or e-mail. Our directors and employees may also conduct personal solicitations.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters listed in the attached Notice of 2009 Annual Meeting of Shareholders, including the election of directors and the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Our management will report on our performance during fiscal year 2008. Representatives of Ernst & Young LLP, our independent registered public accounting firm, will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate shareholder questions.
Who may attend the Annual Meeting?
All shareholders of record as of March 23, 2009 or their duly appointed proxies may attend the Annual Meeting. Although we encourage you to complete and return the enclosed proxy card by mail, or to vote by telephone or via the Internet to ensure your vote is counted, you may attend the Annual Meeting and vote your shares in person.

Who is entitled to vote at the Annual Meeting?
Shareholders of Record
If your shares are registered in your name with Computershare Investor Services, LLC, our dividend agent, transfer agent and registrar, you are considered a shareholder of record. Shareholders of record at the close of business on March 23, 2009 are entitled to receive notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof. At the close of business on March 23, 2009 there were 26,591,286 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock entitles its record holder to one vote.
Brokerage and Other Account Holders
If your shares are held in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your beneficial shares by filling out the voting instruction form provided to you. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are invited to attend the Annual Meeting, but you must obtain a legal proxy from the record holder of your shares in order to vote in person at the Annual Meeting.
ESOP and 401(k) Participants
We have added the shares of common stock held for the account of participants in the ESOP and the 401(k) Plan to the participants’ other holdings shown on their proxy cards. If you hold stock through either of these plans, voting your proxy also serves as confidential voting instructions to the Trustees of the ESOP (John A. Rife and Timothy G. Spain) and/or to the Trustee of the 401(k) Plan (Charles Schwab & Co.). Those Trustees will vote your shares in accordance with the specific voting instructions that you indicate on your proxy card. If you provide no specific voting instructions, the Trustees of the ESOP will not vote your shares, and the Trustee of the 401(k) Plan will vote your shares in proportion to the voting instructions it receives from those plan participants who do submit voting instructions.
What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting of a majority of the outstanding shares of our common stock represented either in person or by proxy will constitute a quorum for the transaction of business at the meeting. Based on the number of shares outstanding on March 23, 2009, 13,295,644 shares of common stock, represented in person or by proxy, will constitute a quorum for conducting business at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum at the Annual Meeting.
How do I vote my shares?
You may vote in the following ways:
•	In person: We will distribute paper ballots to anyone who wishes to vote in person at the Annual Meeting. However, if you hold your shares in street name, you must request a proxy card from your broker in order to vote in person at the Annual Meeting. Holding shares in “street name” means that you hold them through a brokerage firm, bank, or other nominee in the records maintained by our transfer agent, Computershare Investor Services, LLC, instead of in your individual name.
•	By mail: Complete and sign your proxy card and return it to us by mail in the enclosed business reply envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the authorized proxies, Scott McIntyre Jr. and Neal R. Scharmer.

If you do not mark voting instructions on your proxy card, your shares will be voted FOR approval of the director nominees and FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.
•	By telephone: Call the toll-free telephone number on your proxy card to vote by telephone. You must have a touch-tone telephone to use this voting method. You will need to follow the instructions on your proxy card and the voice prompts to vote your shares.
•	Via the Internet: If you have Internet access available to you, you may go to the website listed on your proxy card to vote your shares via the Internet. You will need to follow the instructions on your proxy card and the website to vote your shares.
Telephone and Internet voting options are available 24 hours a day, seven days a week. When prompted, you will need to enter the control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or via the Internet, your electronic vote authorizes the proxies in the same manner as if you had signed, dated and returned your proxy card by mail. Telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. If you vote by telephone or via the Internet, you do not need to return your proxy card.
If you hold your shares in street name (through a bank or brokerage), you may vote by telephone or via the Internet only if your broker or nominee makes those methods available to you, in which case your broker or nominee will enclose the instructions for using those options along with this proxy statement.
If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?
If your shares are held in a brokerage account or by a bank or other nominee, your broker, bank or other nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the election of directors, without receiving voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as approval of stock incentive plans or amendment of articles of incorporation, without client voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.
Can I revoke my proxy or change my vote after I return my proxy?
Yes. Even after you submit a proxy, you may revoke your proxy or change your vote at any time before it is exercised by:
•	Delivering written notice to the transfer agent, Computershare Investor Services, LLC at its proxy tabulation center at P. O. Box 43126, Providence, Rhode Island 02940-5138;
•	Delivering written notice to the Corporate Secretary of United Fire & Casualty Company at 118 Second Avenue SE, Cedar Rapids, Iowa 52401;
•	Executing and delivering a later-dated proxy; or
•	Appearing and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Who pays for this proxy solicitation?
United Fire will pay the total expense of this solicitation of proxies. The expenses may include reimbursement to brokerage firms and others of their cost for forwarding solicitation material to beneficial owners.
PROPOSAL 1—ELECTION OF DIRECTORS
Our Articles of Incorporation require that our Board of Directors be divided into three classes, A, B, and C, with one class elected at each Annual Meeting. The Board of Directors must consist of not more than fifteen (15) and not less than nine (9) members, with the precise number fixed by the directors. The directors have fixed membership of the Board of Directors at thirteen (13) and the number of Class A directors to be elected at this year’s Annual Meeting at four (4), subject to such changes as the Board of Directors may make at the time of the Annual Meeting if any director nominations are made by minority shareholders, as described in the next paragraph.
Pursuant to our Articles of Incorporation, minority shareholders who collectively hold and vote one-fifth of our outstanding common stock are entitled to nominate and elect 20 percent of our directors. Accordingly, minority shareholders collectively holding one-fifth of our outstanding common stock are entitled to nominate and elect one (1) director if we have nine (9) directors; two (2) directors if we have a total of ten (10) through fourteen (14) directors (our current number is thirteen (13)); and three (3) directors if we have fifteen (15) directors. The majority of our shareholders can always elect a majority of our directors.
Upon the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated the following individuals for re-election to our Board this year.
Director Nominees
Nominees for Director (Class C) for Terms Expiring in 2012

Christopher R. Drahozal (Director since 1997)	Mr. Drahozal, 47, is a Professor of Law at the University of Kansas School of Law in Lawrence, Kansas, where he has taught since 1994. Mr. Drahozal is the son-in-law of Scott McIntyre Jr., who serves as Chairman.

Jack B. Evans (Director since 1995)	Mr. Evans, 60, serves as President of the Hall-Perrine Foundation, a private philanthropic corporation located in Cedar Rapids, Iowa, a position he has held since 1996. From 1993 to 1995, Mr. Evans served as President of SCI Financial Group, a regional financial services firm providing brokerage, insurance and related services to its clients. Mr. Evans serves on the Board of Directors of Nuveen Institutional Advisory Corp. of Chicago, Illinois. Mr. Evans also serves as President Pro Tem of the Iowa Board of Regents.

Thomas W. Hanley (Director since 2003)	Mr. Hanley, 57, is a full-time teacher at Xavier High School, a Catholic high school in Cedar Rapids, Iowa. He began teaching full-time in 2004. From 2002 to 2004, Mr. Hanley conducted post-graduate studies in Theology at Loras College in Dubuque, Iowa. From 1979 to April 2003, Mr. Hanley was employed as a certified public accountant by McGladrey & Pullen, LLP, a national tax and accounting firm. Mr. Hanley was a partner with McGladrey & Pullen, LLP from 1983 until 2002.

George D. Milligan (Director since 1999)	Mr. Milligan, 52, is President of The Graham Group, Inc. in Des Moines, Iowa, a position he has held since 1985. The Graham Group consists of a real estate firm specializing in the development of office buildings and a construction firm specializing in the construction of hospital facilities. Since 2005, Mr. Milligan also serves as a director of West Bancorporation, Inc. of West Des Moines, Iowa.

Vote Required and Board Recommendation
Directors are elected by a plurality of the votes cast (either in person or by proxy) by the shares entitled to vote in the election at a meeting at which a quorum is present. In tabulating the voting results for the election of directors, “FOR” votes are counted in favor of the election of a director, and “WITHHOLD” votes are counted against the election of a director. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “WITHHOLD” votes are counted. Shareholders do not have the right to cumulate their votes in the election of directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR. YOUR SHARES WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS YOU SPECIFICALLY DIRECT YOUR PROXY TO WITHHOLD YOUR VOTE WITH RESPECT TO A NOMINEE.
Continuing Directors Not Up for Election
The following individuals are continuing members of our Board of Directors who are not up for election.
Class B — Terms Expire in 2010

James A. Leach (Director since 2007)	Mr. Leach, 66, served as a Representative from Iowa to the United States Congress from 1977 until 2007. Immediately prior to leaving Congress, Mr. Leach served as chairman emeritus, Committee on Banking and Financial Services; member, Committee on International Relations; and chairman, Subcommittee on East Asian and Pacific Affairs. Since 2007, he has served as the John L. Weinberg Visiting Professor of Public and International Policy at the Woodrow Wilson School of Public and International Affairs at Princeton University in Princeton, New Jersey. During 2008 Mr. Leach served as Interim Director of the Institute of Politics and lecturer at the John F. Kennedy School of Government at Harvard University in Cambridge, Massachusetts. Also since 2007, Mr. Leach has served as a Director of Interstate Power and Light Company, Wisconsin Power and Light Company and Alliant Energy Resources (collectively, “Alliant Energy”) of Madison, Wisconsin, and as an international advisor to the Principal Financial Group of Des Moines, Iowa.

Mary K. Quass (Director since 1998)	Ms. Quass, 59, is President and Chief Executive Officer of NRG Media, LLC, Cedar Rapids, Iowa, a position she has held since 2002. NRG Media, LLC is a radio broadcasting group of over 60 stations. Ms. Quass is also President and Chief Executive Officer of Quass Communications, LLC, a position she has held since 1998. Quass Communications, LLC is a privately held investment company.

John A. Rife (Director since 1998)	Mr. Rife, 66, serves as President/CEO of our life insurance subsidiary, United Life Insurance Company, a position he has held since 1984. Mr. Rife served as our President from 1997 until 2007 and as our Chief Executive Officer from 2000 until 2007. Since 2006, Mr. Rife has served on the Board of Directors of QCR Holdings, Inc., a multi-bank holding company headquartered in Moline, Illinois.

Kyle D. Skogman (Director since 2000)	Mr. Skogman, 58, is President of Skogman Construction Co. of Iowa, a company that specializes in residential construction, primarily in Cedar Rapids, Iowa. He has served as President of Skogman Construction Co. of Iowa since 1990.

Class A — Terms Expire in 2011

Douglas M. Hultquist (Director since 2007)	Mr. Hultquist, 53, is the President, Chief Executive Officer, and a director of QCR Holdings, Inc., a multi-bank holding company headquartered in Moline, Illinois that serves Moline and Rockford, Illinois, and Davenport and Cedar Rapids, Iowa through wholly owned subsidiary banks. He has served in those positions since 1993. Mr. Hultquist began his career in public accountancy at KPMG Peat Marwick in 1977 and was named partner in 1987. In 1991, the Quad Cities office of KPMG Peat Marwick merged with McGladrey & Pullen, LLP, a national tax and accountancy firm. Mr. Hultquist was a tax partner in the Quad Cities office of McGladrey & Pullen, LLP from 1991 until he left and co-founded QCR Holdings, Inc. in 1993.

Casey D. Mahon (Director since 1993)	Ms. Mahon, 57, is an Adjunct Professor of Law at the University of Iowa College of Law, Iowa City, Iowa, where she has taught since 1998. From 1993 until 1998, Ms. Mahon served as Senior Vice President and General Counsel for McLeodUSA, Inc., which provided integrated communications services.

Scott McIntyre Jr. (Director since 1956)	Mr. McIntyre, 75, is Chairman of our Board of Directors, a position he has held since 1975. Mr. McIntyre is the father-in-law of Christopher R. Drahozal, who also serves as a director.

Randy A. Ramlo (Director since 2008)	Mr. Ramlo, 48, has served as our President and Chief Executive Officer since May 2007. He previously served us as Chief Operating Officer from May 2006 until May 2007, as Executive Vice President from May 2004 until May 2007, and as Vice President, Fidelity and Surety, from November 2001 until May 2004.

Frank S. Wilkinson Jr. (Director since 2001)	Mr. Wilkinson, 69, retired in December 2000 from E.W. Blanch Co., a company in Minneapolis, Minnesota that provides risk management and distribution services and arranges reinsurance coverage between insurers and reinsurers. Before retiring after 31 years of service, Mr. Wilkinson held a number of positions with E.W. Blanch Co., including Executive Vice President and director from 1993 to 2000. Mr. Wilkinson currently serves on the Board of Directors of Benfield Group, Ltd. of London, England, where he serves on the audit, remuneration (compensation) and nominating and governance committees.

Director Relationships
None of the directors or nominees holds a directorship in any other company with a class of securities registered under Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, or registered as an investment company under the Investment Company Act of 1940, except: Jack B. Evans, who is a director of Nuveen Institutional Advisory Corp.; George D. Milligan, who is a director of West Bancorporation, Inc.; James A. Leach, who is a director of Alliant Energy; and John A. Rife and Douglas M. Hultquist, who are directors of QCR Holdings, Inc.
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2009 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the Annual Meeting. Shareholder ratification of the appointment of Ernst & Young LLP as the United Fire’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, as a matter of good corporate governance, the Board of Directors is seeking shareholder ratification of the appointment of our independent registered public accounting firm. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm.
Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives from Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate shareholder questions.
Vote Required and Board Recommendation
The affirmative vote of a majority of the shares represented and entitled to vote on this proposal at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS UNITED FIRE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP UNLESS YOU SPECIFICALLY DIRECT YOUR PROXY TO VOTE AGAINST THE PROPOSAL.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Billed to United Fire during 2008 and 2007
Audit Fees
The aggregate audit fees billed or expected to be billed by Ernst & Young LLP for the year ended December 31, 2008 were $1,071,300.
The aggregate fees billed by Ernst & Young LLP for the year ended December 31, 2007 were $982,800.
Audit fees consist of fees billed for professional services rendered for the audit of the Company’s Consolidated Financial Statements and internal control over financial reporting, review of the interim Consolidated Financial Statements included in quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements.
Audit-Related Fees
Ernst & Young LLP billed us for the year ended December 31, 2008 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees.” Those fees, which were $49,500, were for professional services rendered for the audit of United Fire’s employee benefit plans, including the United Fire Group 401(k) Plan and the United Pension Plan.
Ernst & Young LLP billed us for the year ended December 31, 2007 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees.” Those fees, which were $46,000, were for professional services rendered for the audit of United Fire’s employee benefit plans, including the United Fire Group 401(k) Plan and the United Pension Plan.
Tax Fees
There were no fees billed by Ernst & Young LLP for the years ended December 31, 2008 or December 31, 2007 for tax compliance, tax advice, or tax planning.
All Other Fees
There were no fees billed by Ernst & Young LLP for the years ended December 31, 2008 or December 31, 2007 for products and services other than those described above.
Audit Committee Pre-Approval
The Audit Committee of our Board of Directors is governed by the Charter of the Audit Committee. The Charter requires the Audit Committee to appoint, evaluate, and oversee our independent registered public accounting firm. As part of its responsibilities, the Audit Committee reviews and approves the provision of audit and non-audit services for the purpose of assuring the independence of our independent auditors. The Audit Committee pre-approved all of the services provided and the fees charged by Ernst & Young LLP in 2008.

CORPORATE GOVERNANCE
Board of Directors and Committees of the Board
The Board of Directors has three board-appointed committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each committee is governed by a charter, and each committee reviews and approves its charter annually. The independent directors and Nominating and Governance Committee also review and approve all committee charters annually. Only independent directors may serve on and chair board committees. All three committee charters are available online at our public website, www.unitedfiregroup.com by selecting “Investor Relations” and then “Corporate Governance,” or in paper form upon request to our Corporate Secretary, United Fire Group, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
The Board of Directors met four times in 2008. All of the incumbent directors, except Mr. Leach, attended 75 percent or more of the aggregate number of meetings of the Board of Directors and the committees of the Board on which they served. Although we do not have a formal policy with respect to director attendance at annual meetings, all nominees and all of our continuing directors attended the 2008 Annual Meeting.
Independence Determination
The Board of Directors has analyzed the independence of each director and each director nominee and has determined that the following directors qualify as independent directors within the meaning of the applicable rules of The NASDAQ Stock Market LLC, and that each is free of any relationship that would interfere with his or her individual exercise of independent judgment: Ms. Mahon, Ms. Quass, and Messrs. Evans, Hanley, Leach, Milligan, Skogman, and Wilkinson. To our knowledge, there are no family relationships among the directors or executive officers other than disclosed in this proxy statement.
In determining the independence of directors, the Board of Directors considers transactions, relationships, and arrangements between directors and United Fire. During 2008, the Board of Directors considered the certain transactions not disclosed pursuant to Item 404(a) of Regulation S-K and determined that such transactions did not affect the independence of the director. During 2008 certain independent directors and parties related to directors were customers of United Fire, and it is anticipated that such individuals or parties will continue to be customers of United Fire. All transactions between United Fire and its independent directors or related parties were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk assumed by United Fire.
The following table shows the committee assignments of our independent directors for 2008.

			Compensation		Nominating and
Independent Director	Audit Committee		Committee		Governance Committee
Jack B. Evans	✓				✓
Thomas W. Hanley	✓	(C)(FE)
James A. Leach			✓
Casey D. Mahon			✓
George D. Milligan	✓		✓
Mary K. Quass	✓
Kyle D. Skogman	✓				✓	(C)
Frank S. Wilkinson			✓	(C)	✓

(C)	Committee Chairperson.

(FE)	Audit Committee financial expert.

Our Audit Committee
Thomas W. Hanley is the chair of our Audit Committee. The other members of the Audit Committee are Jack B. Evans, George D. Milligan, Mary K. Quass, and Kyle D. Skogman. We have a separately designated standing Audit Committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of the Audit Committee is an independent director. The Board of Directors has determined that Thomas W. Hanley is an audit committee financial expert, as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, and that he is independent, as independence for audit committee members is defined in the listing standards of The NASDAQ Stock Market LLC. The Audit Committee met four times in 2008.
The Audit Committee is directly responsible for the appointment, compensation and retention (or termination) of our independent registered public accounting firm. The Audit Committee is also responsible for the performance of our internal audit function. The Audit Committee seeks to maintain free and open communications between the directors, the independent registered public accounting firm, the internal auditors and management. Its duties consist of reviewing recommendations by the internal auditor and the independent registered public accounting firm on accounting matters and internal controls; advising the Board of Directors on the scope of audits; reviewing our annual Consolidated Financial Statements and the accounting standards and principles followed; appointing the independent registered public accounting firm; and, if necessary, conducting independent inquiries. The Audit Committee Charter requires the Audit Committee to meet at least four times each year.
REPORT OF THE AUDIT COMMITTEE*
March 2009
The Audit Committee reviews United Fire & Casualty Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In accordance with standards established by the Public Company Accounting Oversight Board (United States), the independent registered public accounting firm is responsible for performing an audit of United Fire & Casualty Company’s Consolidated Financial Statements, assessing the effectiveness of United Fire & Casualty Company’s internal control over financial reporting and issuing reports thereon. The Audit Committee monitors these processes. The Audit Committee consists entirely of independent directors and operates pursuant to a charter adopted by it and by the Board of Directors. The Audit Committee met four times during 2008.
The Audit Committee has:
•	reviewed and discussed the audited Consolidated Financial Statements with management and the independent registered public accounting firm;
•	discussed with the independent registered public accounting firm the matters required to be discussed by AICPA Statement on Auditing Standards No. 114, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Securities and Exchange Commission Rules and other professional standards;
•	received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and
•	discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee has discussed with United Fire & Casualty Company’s internal auditor and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of United Fire & Casualty Company’s internal controls and the overall quality of United Fire & Casualty Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited Consolidated Financial Statements be included in United Fire & Casualty Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee appointed Ernst & Young LLP as United Fire & Casualty Company’s independent registered public accounting firm for the year ending December 31, 2009 and recommended that the shareholders ratify the appointment.
Audit Committee
Thomas W. Hanley, Chair
Jack B. Evans
George D. Milligan
Mary K. Quass
Kyle D. Skogman

*	This report is not “soliciting material” and is not deemed “filed” with the Securities and Exchange Commission. The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include this report unless such report is specifically stated to be incorporated by reference into such document.
Our Compensation Committee
The Compensation Committee met four times in 2008. See “Compensation Committee — Interlocks and Insider Participation” under “Executive Compensation” and “Compensation Discussion and Analysis” for additional information on our Compensation Committee.
Our Nominating and Governance Committee
Kyle D. Skogman is the chair of our Nominating and Governance Committee. The other members of the Nominating and Governance Committee are Jack B. Evans and Frank S. Wilkinson Jr. All of the members of the Nominating and Governance Committee are independent from management and free from any relationship that, in the opinion of the directors, would interfere with their exercise of independent judgment. The Nominating and Governance Committee is responsible for reviewing candidates for director, including those currently serving as director and first-time nominees, and making a recommendation to the entire board about their qualifications to serve as director. While the Committee has not established specific minimum qualifications for serving in a position on our Board, in reviewing director candidate’s personal qualifications, the Nominating and Governance Committee considers financial, management and business background; personal and educational background and experience; community leadership; independence; and other qualifications, attributes and potential contributions. The Nominating and Governance Committee may receive recommendations for Board candidates from various sources, including our directors, management and shareholders. The Nominating and Governance Committee is also responsible for making assessments of director independence, identifying and reviewing related persons transactions, and other matters, including director education and succession planning. The Nominating and Governance Committee met four times in 2008.

Although the Committee does not have a written policy with regard to the consideration of director candidates recommended by shareholders, the Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. The Committee will select candidates to be recommended to the Board of Directors each year based on its assessment of, among other things, (1) the candidates’ personal qualifications as discussed above; (2) the past and future contributions of our current directors, and the value of continuity and prior Board experience; (3) the existence of one or more vacancies on the Board; (4) the need for a director possessing particular attributes or particular experience or expertise; and (5) other factors that it considers relevant, including any specific qualifications the Committee adopts from time to time. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing addressed to the Nominating and Governance Committee, United Fire & Casualty Company, Attention: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Transactions with Related Persons
The Nominating and Governance Committee follows a written policy relating to transactions involving United Fire and related persons. The policy sets forth our position and procedures with respect to review and approval or ratification of related party transactions. Under the policy, “related parties” are defined to include our executive officers and directors and their immediate family members, a shareholder owning in excess of 5 percent of our common stock, and entities in which any of the foregoing is employed or has a 10 percent or greater beneficial ownership interest. A “related party transaction” is defined to include any transaction, arrangement or relationship in which we were, are or will be a participant and the amount involved exceeds $60,000, and in which any related party had, has or will have a direct or indirect material interest. The policy requires the Nominating and Governance Committee to disapprove, approve or ratify any related party transactions. Related party transactions are approved only if they are determined to be in, or not inconsistent with, United Fire’s best interests.
Pursuant to the policy, the Nominating and Governance Committee gathers information from management and directors to determine what transactions it reviews, coordinates with management to monitor for potential related person transactions, and reviews all transactions that could be considered to be a transaction with a related person. The Nominating and Governance Committee does not review transactions in the normal course of business unless the transaction involves an amount in excess of $60,000. The Nominating and Governance Committee reviews all transactions that are not in the ordinary course of business that would be required to be reported under Securities and Exchange Commission Form 10-K, Item 13 if the amount involved exceeded $120,000. If the Nominating and Governance Committee determines there is a transaction or proposed transaction with a related person that must be reported under Securities and Exchange Commission Form 10-K, Item 13, it disapproves, approves or ratifies the transaction or proposed transaction and reports to the Board of Directors. There were no such transactions since the beginning of our last fiscal year and there are no such currently proposed transactions, except as set forth below.
Cedar Rapids Bank & Trust (“CRBT”) is a subsidiary of QCR Holdings, Inc. (“QCR”). Mr. Douglas M. Hultquist, one of our directors, serves as the President and Chief Executive Officer and director of QCR. During 2008, CRBT provided us the following services for the indicated fees: (i) management of our daily cash ($250,901); (ii) processing customer credit card payments ($157,801); (iii) management of a portion of the assets of our pension plan ($25,153); and (iv) providing a $50,000,000 line of credit ($0.00). No fees were charged for the line of credit because we did not use this line during 2008. All of these services were provided by CRBT in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons. We expect this relationship to continue and that CRBT will continue to provide these services to us.

During 2008 certain directors and parties related to directors were customers of United Fire, and it is anticipated that such individuals or parties will continue to be customers of United Fire. All transactions between United Fire and its directors or related parties were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons.
Director Compensation
During 2008, all non-employee directors received a base director’s fee of $20,000 for service on the Board of Directors for that year. In addition, the Vice Chairman of the Board of Directors received an additional annual fee of $20,000. The chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee each received an additional annual fee of $10,000. For meetings of the Board of Directors, we pay an attendance fee of $2,000 for each regularly scheduled meeting, $1,000 for each unscheduled meeting that the Chief Executive Officer and the chair of the Compensation Committee designate as a major meeting, and $500 for all other meetings. We pay an attendance fee of $1,000 for each Audit Committee meeting and $500 for each Compensation Committee and Nominating and Governance Committee meeting. We also reimburse direct expenses, such as travel expenses, for non-employee directors to attend board and committee meetings. During 2008, based upon the recommendation of the Compensation Committee, the Board of Directors approved the issuance under our Nonqualified Director Stock Option and Restricted Stock Plan options of 3,000 shares of our common stock to each non-employee director.
Qualified directors must be individuals who have the required background, experience and functional expertise to provide us with strategic direction and oversight. We have designed the compensation of our directors to attract and retain qualified directors and to align director compensation with the interests of our shareholders. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation plans and the elements of compensation of directors. During 2008 the Compensation Committee engaged Compensation Resources, Inc., an independent outside compensation consultant, to provide information and advice regarding director and executive officer compensation. The following table shows non-employee director compensation for 2008.
Non-Employee Director Compensation — 2008

	Fees Earned or				All Other
	Paid in Cash		Option Awards		Compensation	Total
Director	($)		($) (1)(2)		($) (3)	($)
Christopher R. Drahozal	$28,000		$27,264	(4)	$460	$55,724
Jack B. Evans	54,300	(5)	27,264	(6)	—	81,564
Thomas W. Hanley	42,000		27,264	(7)	—	69,264
Douglas M. Hultquist	28,000		27,264	(8)	845	56,109
James A. Leach	30,000		27,264	(9)	1,546	58,810
Casey D. Mahon	30,000		27,264	(10)	298	57,562
George D. Milligan	34,000		27,264	(11)	846	62,111
Mary K. Quass	32,000		27,264	(12)	—	59,264
Kyle D. Skogman	44,000		27,264	(13)	—	71,264
Frank S. Wilkinson Jr.	42,000		27,264	(14)	5,170	74,434

Table footnotes appear on following page.

(1)	Option awards represented in this column vest 20 percent each year for five years on the anniversary of the grant date and are subject to forfeiture until vested.

(2)	Amounts in this column represent grant date fair value for options issued during 2008. We use the Black-Scholes model to determine this amount. This model estimates the fair value of traded options, which have different characteristics than non-employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. The hypothetical value determined by using this model is based on the following assumptions for 2008: an exercise price equal to the closing market price on day of grant; estimated dividend yield of 1.93 percent; expected volatility of 26.57 percent; risk-free interest rate of 3.29 percent; and expected lives of seven years. There were no stock option forfeitures by our non-employee directors during 2008.

(3)	Amounts in this column represent reimbursement for travel and other incidental expenses for attendance at board of director and committee meetings.

(4)	Aggregate options outstanding at 12/31/2008 — 12,333.

(5)	Mr. Evans’ fees include $300 of compensation earned as a director of our subsidiary companies — United Fire & Indemnity Company, Texas General Indemnity Company and American Indemnity Financial Corporation.

(6)	Aggregate options outstanding at 12/31/2008 — 9,533.

(7)	Aggregate options outstanding at 12/31/2008 — 12,333.

(8)	Aggregate options outstanding at 12/31/2008 — 5,000.

(9)	Aggregate options outstanding at 12/31/2008 — 5,000.

(10)	Aggregate options outstanding at 12/31/2008 — 12,933.

(11)	Aggregate options outstanding at 12/31/2008 — 14,133.

(12)	Aggregate options outstanding at 12/31/2008 — 14,333.

(13)	Aggregate options outstanding at 12/31/2008 — 11,933.

(14)	Aggregate options outstanding at 12/31/2008 — 13,333.
Our Executive Officers
Listed below are the names, ages (as of December 31, 2008) and positions held by each of our executive officers.

Name	Age	Position
Scott McIntyre Jr.	75	Chairman of the Board of Directors
Randy A. Ramlo	47	President and Chief Executive Officer
Michael T. Wilkins	45	Executive Vice President, Corporate Administration
Dianne M. Lyons	45	Vice President and Chief Financial Officer
David E. Conner	50	Vice President and Chief Claims Officer
Barrie W. Ernst	54	Vice President and Chief Investment Officer
Kent J. Hutchins	50	Vice President and Chief Operating Officer, United Life Insurance Company
John A. Rife	66	President and Chief Executive Officer, United Life Insurance Company
Neal R. Scharmer	52	Vice President, General Counsel and Corporate Secretary
The business experience of Scott McIntyre Jr., Randy A. Ramlo and John A. Rife is set forth under the caption “Directors Not Up for Election.”
Michael T. Wilkins became our Executive Vice President, Corporate Administration, in May 2007. He was our Senior Vice President, Corporate Administration, from May 2004 until May 2007, our Vice President, Corporate Administration, from August 2002 until May 2004 and the resident Vice President in our Lincoln regional office from 1998 until 2002. Prior to 1998, Mr. Wilkins held various other positions within our company since joining us in 1985.
Dianne M. Lyons was appointed Chief Financial Officer in May 2006. She was appointed Vice President in May 2003 and served as our Controller from 1999 until May 2006. Ms. Lyons has been employed by us in the accounting department since 1983.

David E. Conner was appointed our Vice President and Chief Claims Officer, effective January 1, 2005. Mr. Conner has served in various capacities within the claims department, including claims manager and Assistant Vice President, since joining us in 1998.
Barrie W. Ernst is our Vice President and Chief Investment Officer. He joined us in August 2002. Previously, Mr. Ernst served as Senior Vice President of SCI Financial Group, Cedar Rapids, Iowa, where he worked from 1980 to 2002. SCI Financial Group was a regional financial services firm providing brokerage, insurance and related services to its clients.
Kent J. Hutchins was named Vice President and Chief Operating Officer of our life insurance subsidiary, United Life Insurance Company, in May 2007 after serving as its Vice President and General Manager from August 2006 until May 2007. Mr. Hutchins was previously employed by Tricor Lending and Financial Services in Prairie du Chien, Wisconsin. As an employee of Tricor, he was a member of our life agency force for 25 years before joining United Life Insurance Company as a marketing representative for the state of Wisconsin in June 2004.
Neal R. Scharmer was appointed our Vice President and General Counsel in May 2001 and Corporate Secretary in May 2006. He joined us in 1995.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of our Board of Directors is responsible for developing the philosophy and structure for compensation of our named executive officers and other executive officers. Our named executive officers are Scott McIntyre Jr., Chairman of our Board of Directors; Randy A. Ramlo, our President, Chief Executive Officer and principal executive officer; Dianne M. Lyons, our Vice President, Chief Financial Officer and principal financial officer; John A. Rife, President of our life insurance company subsidiary, United Life Insurance Company; and Michael T. Wilkins, our Executive Vice President. Each year, the Compensation Committee reviews and recommends to the Board of Directors the compensation of the named executive officers and other executive officers.
Compensation and Benefits Philosophy
The objectives of our compensation programs for executive officers are to attract and retain qualified executive officers, assure that our compensation of executive officers is fair and reasonable and provide incentives to our executive officers that are tied to both executing a sound business strategy and achieving shareholder value.
The Compensation Committee Charter, which was adopted by our Board of Directors, governs the Compensation Committee’s activities and spells out its responsibilities. Some key features of that charter include:
•	The Compensation Committee must be composed of only independent directors, with a minimum of three members.
•	The Compensation Committee must conduct at least two meetings each calendar year.
•	The Compensation Committee has the resources and authority to retain and compensate any outside counsel, expert, consultant or advisor it deems appropriate and necessary.

The responsibilities and functions of the Compensation Committee that relate to compensation for executive officers and directors are as follows:
•	Annually review and recommend to the Board of Directors for approval the salaries, bonus and other compensation for all of our named executive officers.
•	Review and discuss with management the information reported in the Compensation Discussion and Analysis, and based on the review and discussions recommend to the Board of Directors that it be included in our proxy statement and incorporate by reference in our Annual Report on Form 10-K.
•	Approve and grant, or recommend to the Board of Directors the approval and granting, of stock options and other types of equity-based compensation in accordance with the terms of stock option and other equity-based plans.
•	Periodically review and report to the Board of Directors about the competitiveness of our executive compensation programs.
•	Periodically review and recommend to the Board of Directors for approval the compensation of our directors.
•	Periodically review and make recommendations to the Board of Directors concerning appropriate levels of liability insurance for our directors and officers.
•	Annually evaluate the Compensation Committee Charter and the Compensation Committee’s performance and make such reports to the Board of Directors as it deems warranted.
•	Prepare and approve the Compensation Committee’s Report for inclusion in our annual proxy statement and incorporation by reference in our Annual Report on Form 10-K in compliance with applicable rules and regulations of the Securities and Exchange Commission, the State of Iowa and The NASDAQ Stock Market LLC.
When determining compensation levels for executive officers, the Compensation Committee considers the following principles:
•	Performance. We strive to reward performance of our executive officers by linking compensation to individual performance, business unit performance, and company performance. Management believes that tying an individual’s compensation to these three performance indicators is an important part of aligning our objectives with the personal interest of our executive officers.
•	Fairness and Reasonableness. We strive to provide compensation and benefit programs that are fair and that reasonably reward executive officers for their services without being on the high end of salary ranges for comparable companies. The Compensation Committee reviews a variety of factors, including the cost of living and quality of life in the geographical areas where we are located, the executive’s experience level, the responsibilities of an executive’s position, our employee-friendly culture, the desire to avoid significant compensation disparities between executive officers and all other employees, and compensation and benefits of executives of other insurance companies and other companies of comparable size and geographic scope.
•	Cost. By designing compensation programs that are cost-effective and affordable, we strive to protect the interests of our shareholders.
Our Board of Directors uses the total compensation approach to executive compensation, and currently considers both currently-paid compensation and long-term incentive compensation to be necessary compensation tools. Our Board of Directors awards long-term incentive compensation on a discretionary basis for other than named executive officers. Currently-paid compensation, coupled with long-term incentives, permits the Compensation Committee and the Board of Directors the flexibility necessary to design compensation programs that are fair and appropriate.

We have no written employment contracts or severance agreements with any of our executives. All our employees, including all executive officers, are “at will” employees.
We believe that ownership of our common stock promotes the alignment of directors’ and officers’ interests with ours and those of our shareholders. Our Articles of Incorporation require that all directors own our stock, but the Articles of Incorporation do not require or recommend a certain number of shares to be owned. During 2008, the Compensation Committee and Board of Directors implemented stock ownership guidelines for our directors and executive officers to own a minimum number of shares of our stock. Under these guidelines, each non-employee director is to own 1,500 shares of our common stock by May 21, 2013 or within five years of their election to the Board of Directors. Executive officer ownership guidelines are discussed below under the heading “Long-Term Equity Based Awards.”
Elements of Compensation
We compensate our executive officers using direct compensation, company-sponsored benefit plans and, to a minor extent, perquisites. As direct compensation, we pay base salary, performance-based cash awards, flexible benefit credits and equity awards. Company-sponsored benefit plans include insurance plans and retirement plans. As a minor part of our compensation program, we provide perquisites to certain of our executive officers.
Direct Compensation
Direct compensation consists of (i) base salary, (ii) annual performance-based cash awards, (iii) flexible benefit credits and (iv) long-term equity based awards. We pay these elements of direct compensation because we believe each of the following to be true:
•	A fair and reasonable base salary is essential to attract and retain good executives.
•	Annual performance-based cash awards are valuable to recognize and reward both individual achievement and the executive’s role in our overall performance.
•	Equity-based compensation helps executives to “think like owners” and, therefore, align their interests with those of our shareholders.
Flexible benefit credits allow executives to elect benefits that correspond to their individual needs and preferences.
Base Salary
We design base salary to attract and retain experienced executives who can help us achieve our business goals. We determine an executive’s initial base salary by considering a variety of factors, including the executive’s experience level, the responsibilities of the executive’s position, our existing compensation structure, the compensation levels in other companies, the cost of living and quality of life in the geographical areas where we are located and our employee-friendly culture. In addition, to determine increases in an executive’s base salary, we consider individual performance, pertinent experience with us and increases in responsibility.

Annual Performance-Based Cash Awards
We maintain an annual incentive plan that provides annual performance-based cash awards. This plan links a portion of annual compensation directly to our performance. Each calendar year, all employees are eligible to participate in the plan if they (1) have worked for us for at least twelve months, (2) have 1,000 hours of service during the calendar year and (3) are in our employ at the time the cash awards for that year are paid. Both the Chairman of our Board of Directors and the President of our life insurance subsidiary, United Life Insurance Company chose not to participate in this plan. Employees who are otherwise eligible to participate who retire during the calendar year receive payments under this plan prorated to the date of their retirement. Our objective in using the annual incentive plan is to provide a strong financial incentive to all employees to achieve critical corporate, branch and department goals. To measure achievement under the annual incentive plan for all eligible employees (except our Chief Executive Officer), we use three performance indicators: corporate return on equity (ROE), business unit targets based on losses and loss settlement expenses (loss ratio), and cost center expense targets. For our Chief Executive Officer we use two performance indicators: ROE and our corporate growth rate, as measured by our property and casualty segment’s direct premium written through our independent agencies. Each year, we establish minimum, target and maximum levels of performance for each performance indicator. After each fiscal year, we assess company performance for each performance indicator, comparing actual results to the pre-determined minimum, target and maximum levels. Attaining the highest level of performance in each of the three indicators would result in a cash award of 48.0 percent of base salary for our Chief Executive Officer and 30.0 percent of base salary for our other participating named executive officers.
The Compensation Committee chose ROE as an annual incentive plan performance indicator because it believes that ROE is a good overall measure for evaluating our operating performance and that the value of our common stock is closely related to ROE performance. Accordingly, achieving ROE target levels should enhance our stock value and shareholder return. In determining whether we have achieved our ROE target goal, ROE is calculated based on after-tax consolidated earnings divided by average equity. We reserve the right to exclude the impact of net unrealized appreciation/depreciation from our ROE calculation so that our employees are not penalized or rewarded as a result of extraordinary swings in the equity and fixed income markets.
The Compensation Committee chose business unit loss ratios and cost center expense targets as annual incentive plan performance indicators because they are good measures of our underwriting performance and overall profitability. If we are able to keep our expenses in line with guidelines established for cost center expense targets, we are able to achieve profitability for ourselves and value for our shareholders. In determining whether we have achieved our business unit targets, loss ratios are calculated by dividing net premiums earned by net losses incurred plus allocated loss settlement expenses paid. Cost center expense targets are measured by expenses expressed as a percentage of direct written premiums.
The Chairman of the Board and the President of our life insurance subsidiary are not participants in our annual incentive plan. For these individuals, the Compensation Committee determines on a discretionary basis what, if any, annual performance-based cash awards to grant them. The Compensation Committee recommends those awards to the Board of Directors, which has the final approval. In making this determination, the Compensation Committee considers our achievement of the same three performance indicators that are used in the annual incentive plan, emphasizing each executive’s overall performance in their leadership roles.

The following table shows the 2008 performance plan goals and actual results for our annual incentive plan. Payments to named executive officers under our annual incentive plan were made in March 2009 for performance during 2008.
Annual Incentive Plan

					Potential
					Percentage of
				2008 Annual	Total Incentive
	2008 Plan Goals			Incentive Plan	Plan Award to
	Threshold	Target	Maximum	Actual Results	Executive
Performance Measure	(%)	(%)	(%)	(%)	(%)
Return on Equity Chief Executive Officer	9.0%	12.0%	15.0%	-2.0%	75.0%
Other Named Executive Officers (1)	9.0	12.0	15.0	-2.0	60.0
Business Unit Loss Ratio Chief Executive Officer	—	—	—	—	—
Other Named Executive Officers (1)	60.0	52.5	45.0	70.2	20.0
Cost Center Expense Target Chief Executive Officer	—	—	—	—	—
Other Named Executive Officers (1)	3.0	2.5	2.0	2.3	20.0
Corporate Growth Rate Chief Executive Officer	2.5	5.0	7.5	-1.5	25.0
Other Named Executive Officers (1)	—	—	—	—	—

(1)	Named executive officers, in addition to our Chief Executive Officer, participating in our annual incentive plan include Ms. Lyons and Mr. Wilkins. Mr. McIntyre and Mr. Rife do not participate in the plan.
Flexible Benefit Credits
We maintain a flexible benefit credits program for all of our employees. Under this program, we allocate flexible benefit credits to each employee based on a formula that considers length of service with us and base salary. All employees are treated the same under the program. Near the end of each year, our employees determine how to “spend” their flexible benefit credits for the coming year. Employees can allocate their credits among a variety of benefits, including supplemental life insurance, medical insurance, dental insurance, dependant life insurance and up to one week of vacation. If the flexible benefit credits allocated to an individual employee are not enough to cover their selected benefits, the difference is deducted from the employee’s base salary. If an employee has excess flexible benefit credits available after making his or her benefit elections, the employee can elect to take the excess credits as direct cash compensation or contribute cash to our 401(k) plan.
This program gives each employee the opportunity to select the medical and other insurance options that best meets his or her individual needs and preferences. Each employee must choose between three company-sponsored medical plan options or waive medical coverage. If an employee waives medical coverage, we reduce that employee’s flexible benefit credits. For 2009, we added a new medical coverage option, a high-deductible plan that allows employees to establish a health savings account to pay for unreimbursed medical expenses.
Long-Term Equity Based Awards
During 2008, the Compensation Committee implemented a redesigned equity compensation program for our executive officers. The program utilizes our 2008 Stock Plan, approved by the shareholders in May, 2008, which permits the issuance of both restricted stock and stock options, among other forms of equity compensation. The Compensation Committee believes that providing a balance of restricted stock and stock options is beneficial to us, our executives and our shareholders. The principal purpose of our Board of Directors granting stock options and restricted stock to executive officers is to retain those executives and to provide compensation that encourages those executives to increase shareholder value by executing our strategies and achieving our goals. The expense related to these option awards is recognized in our Consolidated Financial Statements over the vesting period of the awards.

The size of awards to executives under our equity compensation program is initially tied to the executive’s base salary. Under the equity compensation program, our executive officers (except our Chairman of the Board and the President of our life insurance subsidiary, United Life Insurance Company) are assigned to one of three “tiers” with each tier receiving a proportionate share of the pool of equity awards designated annually for all program participants. The size of the awards is adjusted based on our prior year’s operating results, so that in years when performance has proven to be commendable, our executives receive higher annual incentive awards and more equity, and in years when results are not at target, the award levels are diminished or eliminated.
At the Board’s regularly scheduled meeting held on February 15, 2008, the board granted stock options to our Chairman of the Board and the President of our life insurance subsidiary, United Life Insurance Company (who do not participate in the equity compensation program described above). The exercise price of those options was the closing market price for our common stock on that date, which was $34.39 per share. Following shareholder approval of the 2008 Stock Plan, the Board of Directors, at its regularly scheduled meeting held on May 21, 2008, granted stock options and restricted stock to our executive officers who participate in the equity compensation program. The exercise price of those options and the cost basis of the restricted stock issued was the closing market price for our common stock on that date, which was $33.43 per share. We made no material announcements during the period beginning with the release of year-end earnings for 2007 and ending with the granting of stock options.
The 2008 Stock Plan permits repricing of options only in the limited circumstances of a stock split, combination of shares, stock dividend, reclassification, merger, consolidation, reorganization, recapitalization, or similar adjustment to the security underlying the options, or our dissolution or liquidation.
Options our Board of Directors has granted under the 2008 Stock Plan have the following characteristics:
•	Options vest 20 percent each year on the first five anniversaries of the grant date. Options vest immediately if we enter into an agreement to dispose of all or substantially all of our assets or capital stock. Under the 2008 Stock Plan, the Board of Directors also has authority to accelerate vesting of stock options at their discretion.

•	Options expire on the sooner of:
•	Ten years after the date on which they are granted;

•	One year after the termination of employment for reason of death or disability; or

•	30 days after the termination of employment for any reason other than death or disability, unless extended by the Board of Directors for up to one year after termination of employment.
•	The exercise price is the closing market price for our common stock on the option grant date.
The Board of Directors has adopted a written policy regarding the issuance of options under the 2008 Stock Plan. The policy provides that all options shall be issued at regularly scheduled meetings of the Board of Directors and that the exercise price for options issued under the plan shall be the closing market price on the option grant date.

During 2008 the Board of Directors implemented stock ownership guidelines for its executive officers. Under the guidelines, executives are expected to achieve their target ownership levels by December 31, 2012. The goal of these guidelines is to have the executive officers hold a more significant stake in our company. The table below provides information on target equity ownership levels under the new stock ownership guidelines for our named executives.

		Target Number of Shares of Common Stock
Name	Tier	to be Beneficially Owned by 12/31/2012 (1)
Randy A. Ramlo	3	24,063
Dianne M. Lyons	2	11,602
Scott McIntyre Jr. (2)	N/A	—
John A. Rife (2)	N/A	—
Michael T Wilkins	2	12,375

(1)	Equity ownership targets for members of Tier 3 were calculated as the number of shares equal to two times their base salary on January 1, 2008 divided by the closing price of our common stock on January 1, 2008. Equity ownership targets for members of Tier 2 were calculated as the number of shares equal to one and one half times their base salary on January 1, 2008 divided by the closing price of our common stock on January 1, 2008. Equity ownership targets for members of Tier 1 were calculated as the number of shares equal to their base salary on January 1, 2008 divided by the closing price of our common stock on January 1, 2008. Current beneficial ownership totals for each named executive can be found in the table on page 34 of this proxy statement.

(2)	Mr. McIntyre and Mr. Rife do not have stock ownership guidelines.
Company-Sponsored Benefit Plans
We believe the insurance and retirement benefit plans we sponsor are an important part of fair and reasonable compensation for all of our employees, including our executive officers. We design these benefit plans to attract and retain good employees, to provide a measure of financial security for our employees and to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences. We also provide these programs because we believe that employees who have a plan for health and financial security are better employees. We apply these programs equally to all employees. Our benefit plans consist of an insurance plan that provides health, vision, dental, disability and basic term life insurance coverage, and various retirement plans. These retirement plans are described below.
Insurance Plans
Our insurance package includes health, vision, dental, disability and basic term life insurance coverage. Executive officers participate in these benefits on the same basis as all of our other employees. These plans permit our employees to establish flexible spending accounts, up to statutorily prescribed maximum contribution amounts, to pay for un-reimbursed medical and dependent care expenses. Also, employees can use their flexible benefit credits as discussed above to tailor their insurance coverage to meet their individual financial security goals and needs.
We use a schedule to provide basic term life benefits to each full-time employee based on that employee’s salary, with a maximum amount of $250,000 of coverage for employees with salaries in excess of $200,000. When an employee reaches age 65, we reduce this benefit to 50 percent of that employee’s previous benefit, up to a maximum benefit of $15,000.
We provide both short-term and long-term disability benefits to all of our employees. Employees are eligible to participate in our short-term disability program after one-half year of continuous employment. Benefits accrue under our short-term disability plan based on the number of years of service with us and then are calculated as a percentage of base salary. Short-term disability benefits terminate after six months.

Employees with one year of continuous service are eligible for our long-term disability program. Benefits under this program begin once an employee has been totally disabled for a period of six months. Benefits are calculated as a percentage of base salary. Employment with us terminates when an employee begins receiving long-term disability benefits.
Retirement Plans
We provide retirement benefits to all of our employees, including executive officers, through a combination of qualified and non-qualified plans. Benefit plan levels are not tied to company, business area or individual performance.
Defined Benefit Pension Plan. The United Pension Plan is a qualified defined benefit pension plan intended to supplement our employees’ retirement income and provide a measure of financial security in retirement. All of our employees who are 21 years of age and older automatically participate in the plan after completing one year of employment and 1,000 hours of service to us. Once eligibility criteria are met, the employee participates in the plan on the next January 1 or July 1. Employees become 100 percent vested in the plan after completing five years of service. Plan benefits equal 1.25 percent of an employee’s five year average annual compensation, plus .5 percent of average annual compensation in excess of covered compensation, multiplied by the lesser of years of service or 35 years. Covered compensation is determined by reference to the Social Security taxable wage base. Average annual compensation means annual compensation, averaged over the period of five consecutive years of service that produces the highest average. In most cases, the five year measurement period is the last five years of full-time employment prior to retirement.
Deferred Compensation Plan. We maintain a non-qualified deferred compensation plan for executives at the vice president level or higher. We use this plan to provide these executives the opportunity to plan and supplement their retirement income by deferring receipt of part of their base salary and/or annual performance-based cash award. We hold the amounts deferred by an executive in a separate account for the benefit of that executive.
We pay the deferred amounts to the executive upon termination of employment for any reason after the executive reaches age 59 1/2. The executive may elect to receive the benefits in a lump sum or in annual installments over a period of years ending not later than the year in which the executive reaches 75 years of age. An executive with less than five years of service who defers compensation under this plan forfeits 60 percent of the deferred amounts if that executive terminates employment prior to attaining age 59 1/2. An executive with at least five years of service but less than ten years of service who defers compensation under this plan forfeits 30 percent of the deferred amounts if that executive terminates employment prior to attaining age 59 1/2. An executive becomes fully vested in amounts deferred under our deferred compensation plan when the executive has attained ten years of service or reached age 59 1/2. If the executive dies or becomes disabled while employed by us, we will pay the plan benefits as directed by the executive. The amounts deferred are subject to our creditors. Because an executive has a risk of forfeiture upon termination of employment prior to age 59 1/2, we believe this plan is an important tool to retain our executive officers.
Self-Funded 401(k) Investment Plan. We sponsor a 401(k) plan that allows all our employees, including executive officers, to make pre-tax contributions, up to statutorily allowed maximums, to an individual 401(k) retirement account and/or to make after-tax contributions to a Roth 401(k) retirement account. Our 401(k) plan offers a variety of investment options, including investment in our stock. Our 401(k) plan allows us to make discretionary contributions to the plan. Because we maintain and fund the defined benefit pension plan, we make no discretionary contributions to the 401(k) plan and we do not match employees’ contributions to the 401(k) plan.

Employee Stock Ownership Plan. We established the United Fire Group Employee Stock Ownership Plan (ESOP) so employees could share in our growth and prosperity. This plan does not permit employee contributions. We make contributions to this plan from time to time at the discretion of management. The plan allocates contributions to plan participants on a basis determined by base salary level and years of service to us. All employees, including executive officers, are automatically enrolled in this plan when they reach age 21, complete one year of service and meet minimum hourly service requirements. Participants are 100 percent vested in the ESOP plan after completing five years of eligible service. Because employees must be participants in this plan for five years to be fully vested, we believe this plan provides additional incentive to employees to remain with us.
Employee Stock Purchase Plan. The employee stock purchase plan is a non-qualified plan that allows all our employees, including executive officers, to purchase shares of our common stock through periodic payroll deductions of $10 or more per pay period. Plan participants can also make optional cash contributions of $10 or more in any given month to purchase additional shares. We maintain this plan to provide an opportunity for employees to invest in our stock. We believe that employees who own our stock will be more likely to execute our business strategies to achieve shareholder value.
Perquisites
We do not rely upon perquisites as a method of providing significant compensation to any of our employees, preferring instead to use direct compensation and benefit plans. We provide perquisites that are related to our business or that we believe are necessary to attract and retain key executive personnel.
For security reasons, the Board of Directors requires that the Chairman of our Board of Directors and our Chief Executive Officer use our corporate aircraft for business travel whenever it is practical to do so. We expect our other executive officers to use the corporate aircraft for business travel whenever it is reasonable to do so. We permit the Chairman of our Board of Directors, our Chief Executive Officer, the President of our life insurance subsidiary and their spouses to use the aircraft for personal travel. Under Internal Revenue Service regulations, we report the value of their personal use of the corporate aircraft as ordinary income. We increase their cash compensation to pay the income taxes associated with their personal use of the corporate aircraft.
In addition to the use of our corporate aircraft, we provide the following perquisites:
•	We provide as a benefit to our Chairman of the Board a universal life insurance policy in the amount of $540,600.
•	For our Chairman of the Board, our Chief Executive Officer and our life company President we offer home telephone and internet service to enhance their ability to provide services to us.
•	Because our Chairman of the Board, our Chief Executive Officer, our Executive Vice President and our life company President use a country club for business entertainment, we pay one-half of the monthly dues for each of these executives.
As permitted by Internal Revenue Service regulations, we do not deduct the amount of these payments as business expenses and we do not report the value of these perquisites as income to the executive officers for income tax purposes.

The Annual Compensation Process
Role of Management
Our Chief Executive Officer, with input from our Chairman of the Board, has a key role in determining compensation levels for the executive officers (not including the Chairman of the Board and the Chief Executive Officer). Our Chief Executive Officer directs the collection and compilation of data for consideration by the Compensation Committee. Guided by the principles discussed under “Compensation and Benefits Philosophy,” our Chief Executive Officer:
•	Identifies appropriate performance measures and recommends to the Compensation Committee performance targets to determine annual and long-term awards.
•	Using survey data and publicly disclosed compensation, develops compensation guidelines for each executive position.
•	Based on survey data and on our performance, recommends annual salary and long-term awards to the Compensation Committee.
•	Briefs each executive on the guidelines established for that executive’s position.
Independent Consultants
Under its charter, the Compensation Committee has the authority to employ the services of outside advisors to assist in carrying out its duties. Under this authority, the Compensation Committee from time to time engages the services of Compensation Resources, Inc., an independent outside compensation consultant, to provide advice on specific compensation matters. When engaged, a Compensation Resources, Inc. consultant provides services and reports directly to the Compensation Committee on matters of executive compensation. Our named executive officers did not participate in the Compensation Committee’s selection of Compensation Resources, Inc. and do not participate in specific matters assigned to Compensation Resources, Inc. Although particular assignments may vary, compensation consultant engagements with the Compensation Committee have included:
•	Reviewing and advising on all principal aspects of executive and non-employee director compensation, including base salaries and annual incentive awards for executive officers, and cash compensation and equity awards for non-employee directors.
•	Reviewing and advising on target performance levels and the design of our annual incentive plan.
•	Providing advice on executive and director compensation matters as requested by the Compensation Committee.
•	Reviewing and advising on the equity compensation program and the 2008 Stock Plan.
The Compensation Committee last engaged Compensation Resources, Inc. during 2007 to advise them on executive compensation matters, our annual incentive plan for executives, and our 2008 Stock Plan. This assignment continued into 2008 with respect to advice on our 2008 Stock Plan.

Compensation Resources, Inc. also assists our human resources department with, among other things, structuring various compensation programs that are available to all of our employees. To maintain the independence of the Compensation Resources, Inc. employee who provides services to the Compensation Committee, this individual does not provide any other services to us. The Compensation Committee believes that this individual is independent of management with respect to services provided to the Compensation Committee because:
•	The individual who provides consulting services to the Compensation Committee does not provide any other services to us.
•	The individual who works with the Compensation Committee reports only to the committee, does not provide reports to our human resources department or to management, and does not meet with our human resources department or management.
•	The individual keeps confidential and separate from management all information provided by or to the Compensation Committee.
Role of the Compensation Committee and the Board of Directors
The Compensation Committee and the Board of Directors refer to the principles discussed under “Compensation and Benefits Philosophy” to guide them in determining and implementing compensation programs for the executive officers. For executive officers other than the Chairman of the Board and the Chief Executive Officer, the Compensation Committee receives and reviews the recommendation of management as described above and makes recommendations to the Board of Directors.
The Compensation Committee and the Board of Directors take the following steps to approve the compensation of the Chairman of the Board and the Chief Executive Officer:
•	The Compensation Committee, with occasional assistance of Compensation Resources, Inc., identifies appropriate performance measures.
•	The Compensation Committee reviews data provided by Compensation Resources, Inc. and management along with data it obtains from public sources. Based on that review, it recommends to the Board of Directors the annual salary and long-term awards for the Chairman of the Board and the Chief Executive Officer.
•	The Board of Directors reviews and considers the proposals of the Compensation Committee and makes its final determination based on our best interests and best interests of our shareholders.
COMPENSATION COMMITTEE REPORT
March 2009
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
Compensation Committee
Frank S. Wilkinson Jr., Chair
James A. Leach
Casey D. Mahon
George D. Milligan

SUMMARY COMPENSATION TABLE — 2008

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred		All
				Stock	Option	Incentive Plan	Compensation		Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings		Compensation	Total
Name and Principal Position	Year	($) (1)	($)	($)	($) (2)(3)	($) (4)	($)		($) (5)	($)
Randy A. Ramlo	2008	$350,000	$—	$26,202	$25,719	$—	$14,248		$10,931	$427,100
President/Chief Executive Officer	2007	281,250	—	—	35,859	101,250	13,428		10,795	442,582
	2006	195,833	—	—	25,916	54,833	11,027		11,634	299,243
Dianne M. Lyons	2008	225,000	—	14,382	14,118	11,250	13,741		8,141	286,632
Vice President/Chief Financial Officer	2007	188,750	—	—	23,906	54,738	10,396		8,359	286,149
	2006	130,833	—	—	12,958	36,633	5,677		8,659	194,760
Scott McIntyre Jr.	2008	375,000	—	—	6,041	—	1,497		57,918	440,456
Chairman of the Board	2007	375,000	100,000	—	47,811	—	(75,704	) (6)	73,936	521,043
	2006	375,000	250,000	—	—	—	29,670		52,545	707,215
John A. Rife	2008	250,000	—	—	6,041	—	25,432		32,853	314,325
President — United Life Insurance Company	2007	500,000	125,000	—	47,811	—	23,717		23,990	720,518
	2006	500,000	250,000	—	51,833	—	21,104		12,703	835,640
Michael T. Wilkins	2008	240,000	—	15,465	15,178	12,000	12,555		8,141	303,339
Executive Vice President	2007	205,625	—	—	23,906	59,631	10,261		8,823	308,246
	2006	165,000	—	—	12,958	46,200	6,711		9,979	240,848

(1)	The amounts shown in this column represent base salary without deductions for executive contributions to our 401(k) Plan or salary deferrals.

(2)	Amounts in this column represent grant date fair value for options issued during 2008. We use the Black-Scholes model to determine this amount. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. The hypothetical value determined by using this model is based on the following assumptions for 2008: an exercise price equal to the closing market price on the day of the grant; estimated dividend yield of 1.93 percent; expected volatility of 26.57 percent, a risk-free interest rate of 3.29 percent; and expected lives of seven years. This column reflects the fair value amounts expensed during 2008. There were no stock option forfeitures by our named executive officers during 2008.

(3)	Option awards represented in this column vest 20 percent each year for five years beginning with the first anniversary of the grant date; unvested options are subject to forfeiture until vested.

(4)	The amounts shown in this column are those amounts earned by the executive in 2008. These amounts were determined and paid in 2009.

(5)	See the “All Other Compensation Detail” table on the following page.

(6)	Mr. McIntyre’s negative change in pension fund valuation for 2007 is due to required distributions from the United Pension Plan to Mr. McIntyre under Internal Revenue Service guidelines.

The following table provides a detailed breakdown of the “All Other Compensation” figures appearing in the 2008 Summary Compensation Table.
ALL OTHER COMPENSATION DETAIL — 2008

		Perquisites and Personal Benefits (1)
			Personal
		Country	Travel on		Tax	Flexible
		Club	Company	Miscel-	Gross-	Benefit	ESOP	Insurance
		Membership	Aircraft	laneous	ups	Credits	Allocation	Premiums	Total
Name	Year	($) (2)	($)	($) (3)	($)	($)	($)	($)	($)
Randy A. Ramlo	2008	$—	$—	$—	$2,790	$6,917	$924	$300	$10,931
	2007	—	—	—	2,050	6,749	1,756	240	10,795
	2006	—	—	—	2,183	5,443	3,768	240	11,634
Dianne M. Lyons	2008	—	—	—	—	6,917	924	300	8,141
	2007	—	—	—	—	6,594	1,525	240	8,359
	2006	—	—	—	—	5,919	2,560	180	8,659
Scott McIntyre, Jr.	2008	1,965	38,391	380	4,323	6,917	924	5,018	57,918
	2007	2,274	52,241	426	5,472	6,749	1,756	5,018	73,936
	2006	2,539	29,465	731	4,087	6,587	4,118	5,018	52,545
John A. Rife	2008	1,540	8,700	720	14,034	6,917	924	18	32,853
	2007	3,309	9,885	506	1,485	6,749	1,756	300	23,990
	2006	—	—	—	1,698	6,587	4,118	300	12,703
Michael T. Wilkins	2008	—	—	—	—	6,917	924	300	8,141
	2007	—	—	—	177	6,749	1,657	240	8,823
	2006	—	—	—	—	6,587	3,212	180	9,979

(1)	If the total of perquisites and personal benefits received by an executive in a given year, except for tax gross-ups, does not exceed $10,000, no amount for perquisites and personal benefits is shown in this table for that year for that executive.

(2)	Because insurance is a relationship-driven business, we pay one half of annual country club dues for Messrs. Ramlo, McIntyre, Rife and Wilkins to provide a facility for business entertainment.

(3)	Includes telephone and internet access.

The following table shows plan-based awards granted to the named executive officers during 2008.
GRANTS OF PLAN-BASED AWARDS — 2008

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
								Number of	Number of	or Base	Fair Value
		Estimated Future Payouts under			Estimated Future Payouts under			Shares of	Securities	Price of	of Stock and
		Non-Equity Incentive Plan Awards (2)			Equity Incentive Plan Awards (2)			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date (1)	($) (3)	($) (4)	($) (5)	(#) (6)	(#) (7)	(#) (8)	(#)	(#)	($/Sh)	($)
Randy A. Ramlo	5/21/08							3,919	14,340	$33.43	$259,605
	N/A	$84,000	$140,000	$168,000	2,450	3,500	4,550
Dianne M. Lyons	5/21/08							2,151	7,872	33.43	142,499
	N/A	33,750	56,250	67,500	1,297	1,853	2,409
Scott McIntyre Jr. (9)	2/15/08							—	3,000	34.39	30,203
	N/A	—	—	—	—	—	—
John A. Rife (9)	2/15/08							—	3,000	34.39	30,203
	N/A	—	—	—	—	—	—
Michael T. Wilkins	5/21/08							2,313	8,463	33.43	75,891
	N/A	36,000	60,000	72,000	1,348	1,977	2,570

(1)	All option awards were granted under our 2008 Stock Plan.

(2)	We grant non-equity incentive plan awards under our Annual Incentive Plan. We grant equity incentive plan awards under our 2008 Stock Plan. The threshold, target and maximum amounts for future payouts are not determinable. The amounts shown are representative amounts based on the previous fiscal year’s performance. We pay awards based on our 2008 performance in 2009. Actual amounts paid to each named executive officer under each of these plans for 2008 are shown in the Summary Compensation Table on page 26 of this proxy statement.

(3)	We estimate the amount in this column by assuming the achievement of threshold levels for all three performance indicators and by multiplying 2008 base salary by 24 percent for Mr. Ramlo and 15 percent for Ms. Lyons and Mr. Wilkins.

(4)	We estimate the amount in this column by assuming the achievement of target levels for all three performance indicators and by multiplying 2008 base salary by 40 percent for Mr. Ramlo and 25 percent for Ms. Lyons and Mr. Wilkins.

(5)	We estimate the amount in this column by assuming the achievement of maximum levels for all three performance indicators and by multiplying 2008 base salary by 48 percent for Mr. Ramlo and 30 percent for Ms. Lyons and Mr. Wilkins.

(6)	We estimate the amount in this column by assuming a return on equity for 2008 of between 5.0 percent and 10.0 percent. If achieved, Annual Incentive Plan participants would receive a share of the equity compensation pool as established by the Board of Directors in their discretion under the plan.

(7)	We estimate the amount in this column by assuming a return on equity for 2008 of between 10.0 percent and 13.0 percent. If achieved, Annual Incentive Plan participants would receive a share of the equity compensation pool as established by the Board of Directors in their discretion under the plan.

(8)	We estimate the amount in this column by assuming a return on equity for 2008 of between 13.0 percent and 20.0 percent. If achieved, Annual Incentive Plan participants would receive a share of the equity compensation pool as established by the Board of Directors in their discretion under the plan.

(9)	Mr. Rife and Mr. McIntyre do not participate in our Annual Incentive Plan or our equity compensation program.

The following table details the outstanding equity awards held by each of our named executive officers as of December 31, 2008.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2008

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of	Market Value
	Underlying	Underlying				Shares or Units	of Shares or
	Unexercised	Unexercised	Option			of Stock That	Units of Stock
	Options	Options	Exercise	Option		Have Not	That Have
	Exercisable	Unexercisable	Price	Expiration		Vested	Not Vested
Name	(#)	(#)	($/Sh)	Date		(#)	($)
Randy A. Ramlo						3,919	$131,012
	2,000	—	$15.16	2/15/2012
	2,000	—	15.85	2/21/2013
	3,200	800	21.66	2/20/2014	(1)
	3,000	2,000	32.39	2/18/2015	(2)
	4,000	6,000	39.13	2/17/2016	(3)
	3,000	12,000	35.23	2/16/2017	(4)
	—	14,340	33.43	5/21/2018	(5)
Dianne M. Lyons						2,151	71,908
	400	—	15.16	2/15/2012
	1,600	—	15.85	2/21/2013
	1,600	800	21.66	2/20/2014	(1)
	3,000	2,000	32.39	2/18/2015	(2)
	2,000	3,000	39.13	2/17/2016	(3)
	2,000	8,000	35.23	2/16/2017	(4)
	—	7,872	33.43	5/21/2018	(5)
Scott McIntyre Jr.						—	—
	14,000	4,000	21.66	2/20/2014	(1)
	12,000	8,000	32.39	2/18/2015	(2)
	4,000	16,000	35.23	2/16/2017	(3)
	—	3,000	34.39	2/15/2018	(6)
John A. Rife						—	—
	2,500	—	15.85	2/21/2013
	8,000	4,000	21.66	2/20/2014	(1)
	12,000	8,000	32.39	2/18/2015	(2)
	8,000	12,000	39.13	2/17/2016	(3)
	4,000	16,000	35.23	2/16/2017	(4)
	—	3,000	34.39	2/15/2018	(6)
Michael T. Wilkins						2,313	77,324
	200	—	17.70	8/1/2012
	400	—	15.85	2/21/2013
	800	800	21.66	2/20/2014	(1)
	3,000	2,000	32.39	2/18/2015	(2)
	2,000	3,000	39.13	2/17/2016	(3)
	2,000	8,000	35.23	2/16/2017	(4)
	—	8,463	33.43	5/21/2018	(5)

(1)	The unexercisable portion vests in full on 2/20/2009.

(2)	The unexercisable portion vests one-half on 2/18/2009 and one-half on 2/18/2010.

(3)	The unexercisable portion vests one-third on 2/17/2009, one-third on 2/17/2010 and one-third on 2/17/2011.

(4)	The unexercisable portion vests one-fourth on 2/16/2009, one-fourth on 2/16/2010, one-fourth on 2/16/2011 and one-fourth on 2/16/2012.

(5)	The unexercisable portion vests one-fifth on 5/21/2009, one-fifth on 5/21/2010, one-fifth on 5/21/2011, one-fifth on 5/21/2012 and one-fifth on 5/21/2013.

(6)	The unexercisable portion vests one-fifth on 2/15/2009, one-fifth on 2/15/2010, one-fifth on 2/15/2011, one-fifth on 2/15/2012 and one-fifth on 2/15/2013.

The following table represents the number of shares and the value of those shares acquired through the exercise of vested stock options under our 2008 Stock Plan by the named executive officers during fiscal year 2008.
OPTION EXERCISES — 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired on	Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Randy A. Ramlo	—	$—	—	$—
Dianne M. Lyons	—	—	—	—
Scott McIntyre Jr.	4,000	55,980	—	—
John A. Rife	1,000	10,520	—	—
Michael T. Wilkins	—	—	—	—
The following Pension Benefits table reports the present value of the annual defined benefit payable for each named executive officer under our United Pension Plan. The present value is based on the retirement benefit formula for the compensation levels and years of service of those officers.
PENSION BENEFITS — 2008

		Number		Present
		of Years		Value of	Payments
		Credited		Accumulated	During Last
		Service		Benefit	Fiscal Year
Name	Plan Name	(#)		($)	($)
Randy A. Ramlo	United Pension Plan	24		$288,676	$—
Dianne M. Lyons	United Pension Plan	25		208,410	—
Scott McIntyre Jr.	United Pension Plan	35	(1)	1,092,687	150,119
John A. Rife	United Pension Plan	32		1,127,986	—
Michael T. Wilkins	United Pension Plan	23		215,120	—

(1)	The maximum number of years allowed under the Plan for computation of benefits is 35. Mr. McIntyre has more than 35 years of service with us.
The pension plan uses average annual compensation for a participant for the highest five years for which that participant was paid as a participant. The pension plan uses only salary to determine the average annual compensation, excluding bonuses and other forms of compensation. Under federal law, the maximum salary that can be considered is $230,000. The Internal Revenue Service adjusts this limit annually based on the Consumer Price Index.
The pension plan provides an annual benefit equal to the sum of 1.25 percent of five year average annual compensation plus 0.5 percent of average annual compensation in excess of covered compensation, multiplied by the lesser of years of service or 35 years. Covered compensation is determined by reference to the Social Security taxable wage base. The valuation method and all material assumptions used to determine the present value of the current accrued benefit for each named executive officer is disclosed in greater detail under “Company-Sponsored Benefit Plans — Retirement Plans.”

The normal form of payment under the pension plan is a joint and 50 percent survivor annuity for a participant who is married on the annuity starting date and a life annuity for a participant who is unmarried. Participants may elect to receive a monthly pension over the participant’s life or a term of up to 20 years or, if the actuarial equivalent of the annuity is $10,000 or less, in the form of cash. The amount of monthly pension benefits varies depending upon the term of payments elected by the participant, but the payments are in each case the actuarial equivalent of the normal form of payment.
Normal retirement age under the pension plan is 65; the earliest time a participant may retire under the plan without any benefit reduction due to age. Participants may elect early retirement at age 55, with a reduction of benefits of 6 percent for each year the participant retires after age 55 and before age 60 and a reduction of benefits of 4 percent for each year the participant retires after age 60 and before age 65.
NONQUALIFIED DEFERRED COMPENSATION
The following table provides information about the participation by each of our named executive officers in the United Fire & Casualty Company Nonqualified Deferred Compensation Plan.
NONQUALIFIED DEFERRED COMPENSATION — 2008

	Executive	Aggregate	Aggregate	Aggregate
	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	Distributions	at Last FYE
Name	($) (1)	($)	($)	($) (2)
Randy A. Ramlo	$6,000	$159	$—	$6,159
Dianne M. Lyons	6,000	159	—	6,159
Scott McIntyre Jr.	—	—	—	—
John A. Rife	—	18,653	—	357,789
Michael T. Wilkins	—	—	—	—

(1)	All amounts reported in this column were reported as part of either the “Base Salary” or the “Non-Equity Incentive Plan Compensation” reported in the Summary Compensation Table on page 26 of this proxy statement.

(2)	All amounts reported in this column were reported as compensation in our Summary Compensation Tables for previous reporting years.
The deferred compensation plan permits our executives at the vice president level or higher the opportunity to save a portion of their direct compensation for retirement. Executives must make a deferral election at least six months prior to the end of the applicable year or, for newly eligible executives, within 30 days of attaining eligible status. We do not make contributions to the deferred compensation plan.
Under the plan, we credit amounts deferred to notational accounts for the deferring executive. We determine the interest rate credited on these notational accounts annually, based on a reasonable rate of return, using the rate of return on our own investment portfolio as a guide.
The plan requires us to make payments to the deferring executive in a single lump sum or in annual installments over a period of years selected by the executive, not to extend beyond the year in which the participant reaches age 75.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We employ all of our employees, including our named executive officers, “at will,” without employment contracts or severance agreements. We do not have a pre-defined involuntary termination severance plan or policy for employees, including the named executive officers.
Upon the termination of employment for any reason, our named executive officers will receive compensation and benefits pursuant to the same plans and arrangements that are available generally to all salaried employees. Such plans and arrangements do not discriminate in scope, terms or operation in favor of our named executive officers.
The information in the following table describes the compensation that would be payable under specific circumstances if the named executive officers’ employment had terminated on December 31, 2008.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL — 2008

					Employee
		Annual		Restricted	Stock	Deferred
		Incentive	Stock	Stock	Ownership	Compensation
	Termination	Plan	Options	Awards	Plan	Plan
Name	Scenario	($) (1)(2)	($) (3)(4)	($) (5)	($) (6)	($) (7)
Randy A. Ramlo	Death	$—	$99,900	$—	$44,138	$6,159
	Disability	—	99,900	—	44,138	6,159
	Retirement	—	99,900	—	44,138	6,159
	Change in control	—	99,900	—	44,138	6,159
Dianne M. Lyons	Death	11,250	53,300	—	34,399	6,159
	Disability	—	53,300	—	34,399	6,159
	Retirement	11,250	53,300	—	34,399	6,159
	Change in control	11,250	53,300	—	34,399	6,159
Scott McIntyre Jr.	Death	—	169,380	—	195,707	—
	Disability	—	169,380	—	195,707	—
	Retirement	—	169,380	—	195,707	—
	Change in control	—	169,380	—	195,707	—
John A. Rife	Death	—	150,970	—	119,121	357,789
	Disability	—	150,970	—	119,121	357,789
	Retirement	—	150,970	—	119,121	357,789
	Change in control	—	150,970	—	119,121	357,789
Michael T. Wilkins	Death	12,000	23,818	—	46,416	—
	Disability	—	23,818	—	46,416	—
	Retirement	12,000	23,818	—	46,416	—
	Change in control	12,000	23,818	—	46,416	—

(1)	Upon termination of employment other than for death or retirement, a named executive officer participating in the annual incentive plan will receive payment under the plan for a particular year only if the officer was employed on the date the incentive plan payment is paid, typically in March of the following year.

(2)	If the annual incentive plan were terminated due to a change in control, and subject to company approval, a named executive officer would become vested in pro-rated amounts accrued under the plan up to the date of termination.

(3)	Upon termination of employment for any reason, all unvested options expire. The Board of Directors may, in its discretion, accelerate the vesting of unvested options. Amounts shown in this column are calculated using the fair market value of the stock underlying in-the-money vested options and in-the-money unvested options that would have become exercisable on December 31, 2008 if the Board of Directors had accelerated all unvested options. Upon termination of employment due to death or disability, all unexercised vested options remain exercisable up to one year from the date of death or disability or the expiration date of the grant, whichever is earlier. Upon termination of employment for any reason other than death or disability, all unexercised vested options remain exercisable up to 30 days after termination or the option expiration date, whichever occurs first.

(4)	Upon a change in control, all unvested options become exercisable. Amounts shown in this column assume acceleration of all unvested options and are calculated using fair market value of the stock underlying in-the-money vested options and in-the-money unvested options that would have become exercisable because of a change in control.

(5)	Restricted stock shares were issued to Mr. Ramlo, Ms. Lyons and Mr. Wilkins during 2008 based on 2007 performance. In the event of death, disability, retirement or a change in control, none of these shares would have vested as of December 31, 2008.

(6)	Upon termination of employment due to death, disability, retirement or a change in control, named executive officers with five years of eligible service become vested in and entitled to the accumulated benefit maintained by the ESOP on their behalf. Amounts shown in this column reflect the accumulated ESOP benefit for each named executive officer as of December 31, 2008.

(7)	Upon termination of employment, a named executive officer will receive a distribution of all amounts deferred under the plan (including earnings on the amounts deferred) in which the named executive officer is vested. Named executive officers are vested 40 percent if they have less than five years of service, 70 percent if they have more than five and less than ten years of service, and 100 percent if they have ten years of service. Notwithstanding the foregoing, named executive officers are 100 percent vested upon reaching age 59 1/2, becoming disabled before payments begin, or upon a change in control of United Fire or a change in ownership of a substantial portion of our assets. Mr. Ramlo, Ms. Lyons and Mr. Rife are 100 percent vested in the amounts they have deferred under the plan. Mr. McIntyre and Mr. Wilkins do not participate in the plan.
COMPENSATION COMMITTEE — INTERLOCKS AND INSIDER PARTICIPATION
Frank S. Wilkinson Jr. is the chair of our Compensation Committee. The other members of the Compensation Committee are George D. Milligan, Casey D. Mahon, and James A. Leach. All of the members of our Compensation Committee are independent from management and free from any relationship that, in the opinion of the directors, would interfere with their exercise of independent judgment. No Compensation Committee member was an employee or former employee of ours. No Compensation Committee member had any relationship requiring disclosure under the “Transactions with Related Persons” section of this proxy statement. During 2008, none of our executive officers served on the Compensation Committee (or its equivalent) or Board of Directors of another entity whose executive officer(s) served on our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of March 23, 2009, with respect to ownership of United Fire’s $3.33 1/3 par value common stock by principal security holders. Except as otherwise indicated, each of the persons named below has sole voting and investment powers with respect to the shares indicated.

		Amount and
		Nature of
	Name and Address	Beneficial
Title of Class	of Beneficial Owner	Ownership		Percent of Class
Common	Scott McIntyre Jr.	3,627,176	(1)	13.64%
	2222 First Avenue NE, Apt. 1004 Cedar Rapids, Iowa 52402
Common	Dimensional Fund Advisors LP	2,221,969	(2)	8.30
	1299 Ocean Avenue Santa Monica, California 90401
Common	Advisory Research, Inc.	1,636,931	(3)	6.12
	180 North Stetson, Suite 5500 Chicago, IL 60601
Common	Barclay’s Global Investors, NA	1,515,909	(4)	5.67
	400 Howard Street San Francisco, CA 94105 USA
Common	EARNEST Partners LLC	1,488,283	(5)	5.60
	75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309

Table footnotes appear on the following page.

(1)	Includes 2,560,611 shares owned by a revocable trust for the lifetime benefit of Mr. McIntyre, for which Mr. McIntyre serves as sole trustee; 4,968 shares held in an individual retirement account for Mr. McIntyre’s benefit; 6,144 shares held in an ESOP account for Mr. McIntyre’s benefit; 40,086 shares owned by a trust established by Mr. McIntyre’s mother (now deceased) for the benefit of her children and grandchildren, for which Mr. McIntyre serves as sole trustee; 449,675 shares owned by a trust for the benefit of Mr. McIntyre’s wife, for which Mr. McIntyre serves as sole trustee; 519,240 shares owned by the McIntyre Foundation, for which Mr. McIntyre serves as President and one of four directors; 3,852 shares owned individually by Mr. McIntyre’s wife; and 42,600 options that are exercisable on or before sixty (60) days from the date of this proxy statement.

(2)	Based on Schedule 13G (Amendment No. 1) filed with the Securities and Exchange Commission on February 9, 2009.

(3)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009.

(4)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009.

(5)	Based on Schedule 13G (Amendment No. 7) filed with the Securities and Exchange Commission on March 10, 2009.
SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our $3.33 1/3 par value common stock as of March 23, 2009, with respect to each of our directors, our named executive officers, and all of our directors and executive officers as a group.
As of March 23, 2009, we had 26,591,286 shares of $3.33 1/3 par value common stock outstanding. Except as otherwise indicated, each of the shareholders listed in the table on the following page has sole voting and investment power over the shares beneficially owned.

		Amount and
		Nature of
		Beneficial		Percent
Title of Class	Name of Beneficial Owner	Ownership (1)		of Class
Common	Christopher R. Drahozal	872,026	(2)	3.28%
Common	Jack B. Evans	26,448	(3)		*
Common	Thomas W. Hanley	10,703	(4)		*
Common	Douglas M. Hultquist	2,000	(5)		*
Common	James A. Leach	1,100	(6)		*
Common	Dianne M. Lyons	18,316	(7)	.07
Common	Casey D. Mahon	15,484	(8)		*
Common	Scott McIntyre Jr.	3,627,176	(9)	13.64
Common	George D. Milligan	12,667	(10)		*
Common	Mary K. Quass	10,200	(11)		*
Common	Randy A. Ramlo	31,156	(12)	.12
Common	John A. Rife	78,125	(13)	.29
Common	Kyle D. Skogman	14,750	(14)		*
Common	Michael T. Wilkins	19,066	(15)	.07
Common	Frank S. Wilkinson Jr.	17,893	(16)		*
Common	All directors and officers as a group (includes 50 persons)	4,431,702	(17)	16.67%

Table footnotes appear on the following page.

*	Represents directors with ownership of less than 1% percent.

(1)	Except as otherwise indicated, each person has sole voting and investment power with respect to the number of shares indicated. The inclusion in this table of any shares as beneficially owned does not constitute admission of beneficial ownership.

(2)	Includes 2,674 shares owned jointly by Mr. Drahozal and his wife; 217,774 owned individually by Mr. Drahozal’s wife; 74,714 shares held in accounts for the benefit of Mr. Drahozal’s children; 50,624 shares held by a trust for which Mr. Drahozal’s wife is one of two trustees; 519,240 shares held by the McIntyre Foundation, for which Mr. Drahozal’s wife serves as one of four directors; and 7,000 stock options that are exercisable by Mr. Drazohal on or before sixty (60) days from the date of this proxy statement. Mr. Drahozal is Mr. McIntyre’s son-in-law. None of Mr. Drahozal’s shares are pledged as security.

(3)	Includes 19,550 shares owned individually by Mr. Evans; 674 shares held in an individual retirement account for Mr. Evans’ benefit; 2,024 shares held in an IRA account for the benefit of Mr. Evans’ wife; and 4,200 stock options that are exercisable by Mr. Evans on or before sixty (60) days from the date of this proxy statement. None of Mr. Evans’ shares are pledged as security.

(4)	Includes 203 shares owned individually by Mr. Hanley; 3,500 shares held in an individual retirement account for Mr. Hanley’s benefit; and 7,000 stock options that are exercisable by Mr. Hanley on or before sixty (60) days from the date of this proxy statement. None of Mr. Hanley’s shares are pledged as security.

(5)	Includes 1,000 shares owned individually by Mr. Hultquist and 1,000 stock options that are exercisable by Mr. Hultquist on or before sixty (60) days from the date of this proxy statement. None of Mr. Hultquist’s shares are pledged as security.

(6)	Includes 100 shares owned individually by Mr. Leach and 1,000 stock options that are exercisable by Mr. Leach on or before sixty (60) days from the date of this proxy statement. None of Mr. Leach’s shares are pledged as security.

(7)	Includes 295 shares owned individually by Ms. Lyons, 1,047 shares held in an ESOP account for Ms. Lyons’ benefit and 16,974 options that are exercisable by Ms. Lyons on or before sixty (60) days from the date of this proxy statement. None of Ms. Lyons’ shares are pledged as security.

(8)	Includes 6,884 shares owned individually by Ms. Mahon; 1,000 shares owned in an individual retirement account for Ms. Mahon’s benefit; and 7,600 stock options that are exercisable by Ms. Mahon on or before sixty (60) days from the date of this proxy statement. None of Ms. Mahon’s shares are pledged as security.

(9)	Includes 2,560,611 shares owned by a revocable trust for the lifetime benefit of Mr. McIntyre, for which Mr. McIntyre serves as sole trustee; 4,968 shares held in an individual retirement account for Mr. McIntyre’s benefit; 6,144 shares held in an ESOP account for Mr. McIntyre’s benefit; 40,086 shares owned by a trust established by Mr. McIntyre’s mother (now deceased) for the benefit of her children and grandchildren, for which Mr. McIntyre serves as sole trustee; 449,675 shares owned by a trust for the benefit of Mr. McIntyre’s wife, for which Mr. McIntyre serves as sole trustee; 519,240 shares owned by the McIntyre Foundation, for which Mr. McIntyre serves as President and one of four directors; 3,852 shares owned individually by Mr. McIntyre’s wife; and 42,600 options that are exercisable on or before sixty (60) days from the date of this proxy statement. None of Mr. McIntyre’s shares are pledged as security.

(10)	Includes 3,867 shares owned individually by Mr. Milligan and 8,800 options that are exercisable by Mr. Milligan on or before sixty (60) days from the date of this proxy statement. None of Mr. Milligan’s shares are pledged as security.

(11)	Includes 1,200 shares owned individually by Ms. Quass and 9,000 options that are exercisable by Ms. Quass on or before sixty (60) days from the date of this proxy statement. None of Ms. Quass’ shares are pledged as security.

(12)	Includes 1,884 shares owned individually by Mr. Ramlo; 700 shares owned jointly by Mr. Ramlo and his wife; 350 shares owned individually by Mr. Ramlo’s wife; 1,354 shares held in an ESOP account for Mr. Ramlo’s benefit; and 26,868 options that are exercisable by Mr. Ramlo on or before sixty (60) days from the date of this proxy statement. None of Mr. Ramlo’s shares are pledged as security.

(13)	Includes 22,561 shares owned jointly by Mr. Rife and his wife; 745 shares owned individually by Mr. Rife’s wife; 3,719 shares held in an ESOP account for Mr. Rife’s benefit; and 51,100 options that are exercisable by Mr. Rife on or before sixty (60) days from the date of this proxy statement. None of Mr. Rife’s shares are pledged as security.

(14)	Includes 200 shares held in an individual retirement account for Mr. Skogman’s benefit; 670 shares held in a simplified employee pension account for Mr. Skogman’s benefit; 6,630 shares owned jointly by Mr. Skogman and his wife; 500 shares owned by Mr. Skogman’s wife; 150 shares held in an individual retirement account for the benefit of Mr. Skogman’s wife; and 6,600 options that are exercisable by Mr. Skogman on or before sixty (60) days from the date of this proxy statement. None of Mr. Skogman’s shares are pledged as security.

(15)	Includes 2,748 shares owned individually by Mr. Wilkins; 1,425 shares held in an ESOP account for Mr. Wilkins’ benefit; and 14,893 options that are exercisable by Mr. Wilkins on or before sixty (60) days from the date of this proxy statement. None of Mr. Wilkins’ shares are pledged as security.

(16)	Includes 9,893 shares owned jointly by Mr. Wilkinson and his wife and 8,000 options that are exercisable by Mr. Wilkinson on or before sixty (60) days from the date of this proxy statement. None of Mr. Wilkinson’s shares are pledged as security.

(17)	Because the 519,240 shares owned by the McIntyre Foundation are attributed to both Mr. McIntyre’s and Mr. Drahozal’s beneficial ownership total, we have deducted 519,240 shares from the total number of shares owned by all officers and directors to eliminate double counting.

RECENT SALES OF UNREGISTERED SECURITIES
On April 24, 2008 we issued 470 shares of common stock to 15 employees and on December 17, 2008, we issued 170 shares of common stock to 6 employees. All of the shares issued were issued as service awards in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 without payment of underwriting discounts or commissions to any person.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
We have a stock plan that authorizes United Fire to grant incentive stock options, nonqualified stock options, restricted stock, and stock appreciation rights to acquire 1,900,000 shares of United Fire common stock with 1,021,025 authorized shares available for future issuance at December 31, 2008. The plan is administered by the Board of Directors. The Board has the authority to determine which employees (including affiliate company employees) will receive incentive stock options, and which employees (including affiliate company employees) and persons to whom offers of employment have been extended will receive nonqualified stock options, stock awards, and stock appreciation right. The Board also has authority to determine when plan awards will be granted and the terms and conditions of those awards. The Board may also take any action it deems necessary and appropriate for the administration of the plan. Stock options are granted to buy shares of our common stock at the market value of the stock on the date of grant. Stock options granted to date vest and are exercisable in installments of 20 percent of the number of shares covered by the option award each year from the grant date. To the extent not exercised, installments shall accumulate and be exercisable by the optionee, in whole or in part, in any subsequent year included in the option period, but not later than ten (10) years from the grant date. Stock options have historically been granted free of charge to eligible recipients as designated by the Board of Directors.
We have a nonqualified nonemployee director stock option and restricted stock plan that authorizes United Fire to grant restricted stock and nonqualified stock options to purchase 150,000 shares of United Fire’s common stock with 70,003 shares available for future issuance at December 31, 2008. The Board has the authority to determine which nonemployee directors receive options and restricted stock, when options and restricted stock shall be granted, the option price, the option expiration date, the date of grant, the vesting schedule of options and restricted stock or whether the shares shall be immediately vested, the terms and conditions of options and restricted stock (other than those terms and conditions set forth in the plan) and the number of shares of common stock to be issued pursuant to an option agreement or restricted stock agreement. The Board may also take any action it deems necessary and appropriate for the administration of the plan.

Options outstanding and options available for future grant under our equity compensation plans at December 31, 2008, are displayed in the following table:
Equity Compensation Plan Information — 2008

			Number of
			Securities
			Remaining
	Number of		Available for
	Securities to be	Weighted-	Future Issuance
	Issued Upon	average	Under Equity
	Exercise of	Exercise Price	Compensation
	Outstanding	of Outstanding	Plans (Excluding
	Options,	Stock Options	Securities
	Warrants and	Warrants and	Reflected in
	Rights	Rights	Column (a))
Equity Compensation Plans Approved by Security Holders:
Nonqualified Stock Plan
Incentive Stock Options	693,069	$32.87
Restricted Stock	19,464	33.43
Plan Total:	712,533	$32.89	1,021,025
Nonqualified Nonemployee Director Stock Option and Restricted Stock Plan	79,997	$33.45	70,003
Total All Plans	792,530	$32.95	1,091,028	(1)

(1)	All of the securities remaining available for issuance may be issued as restricted stock.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
During 2008, United Fire did not have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.
MISCELLANEOUS
Code of Ethics
The Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors, and employees. Copies of the United Fire Group® Code of Ethics and Business Conduct can be obtained free of charge by writing to Investor Relations c/o United Fire Group, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, www.unitedfiregroup.com by selecting “Investor Relations,” then “Corporate Governance” and then “Code of Ethics.” The Code of Ethics and Business Conduct establishes procedures regarding the reporting of a violation of the code.

Communicating with the Board of Directors
Concerns and Complaints
United Fire has adopted a process for shareholders to send communications to our Board of Directors. Individuals wishing to communicate directly with our Board of Directors regarding issues of concern to our Company can do so on our website, www.unitedfiregroup.com by selecting “Investor Relations” and then “Corporate Governance,” toll free by telephone at 1-877-256-1056, or by writing to the Audit Committee — Confidential c/o United Fire Group, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Vice President / General Counsel / Corporate Secretary, Neal R. Scharmer, and Audit Committee Chair, Thomas W. Hanley, are responsible for reviewing and reporting such communications to our Board of Directors. If requested by the reporting individual, and to the extent possible, all communications with our Board of Directors are kept strictly confidential.
Shareholder Proposals and Director Nominations
Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2010 Annual Meeting of Shareholders must be received not less than 120 days prior to the date we first sent our proxy materials for our 2009 Annual Meeting. As a result, such proposals, including director nominations, must be received no later than the close of business on December 22, 2009. All proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals must be delivered to our Corporate Secretary at United Fire & Casualty Company, Attn: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Any shareholder proposal that is not submitted for inclusion in next year’s proxy statement under Securities and Exchange Commission Rule 14a-8, but is instead sought to be presented directly at our 2010 Annual Meeting, must be received at our principal executive offices not less than 45 days prior to the date we first sent our proxy materials for our 2009 Annual Meeting. As a result, such proposals, including director nominations, must be received no later than the close of business on March 7, 2010. Proposals must be delivered to our Corporate Secretary at United Fire & Casualty Company, Attn: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Securities and Exchange Commission Rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.
Delivery of One Proxy Statement and Annual Report to Shareholders to a Single Household to Reduce Duplicate Mailings
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to shareholders addressed to those shareholders. This process, commonly referred to as “householding,” provides cost savings for companies. We and some brokers household proxy materials and annual reports to shareholders unless contrary instructions have been received from the affected shareholders. Once you have received notice from us, your broker, or other designated intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report to shareholders, please notify your broker, or notify us by calling our transfer agent at (800)-542-1061, or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s).

Shareholders who currently receive multiple copies of the proxy statement or annual report to shareholders at their address and would like to request “householding” of their communications should contact their broker or, if a Shareholder is a registered holder of shares of common stock, he or she should submit a written request to or call Householding Department, 51 Mercedes Way, Edgewood, New York 11717; (800)-542-1061.
Upon written or oral request to us, we will provide you a copy of the proxy statement and annual report to shareholders. If you are currently receiving multiple copies of our proxy statement or annual report to shareholders, and you wish to receive only a single copy, you may make that request by contacting us. Upon written or oral request, we will promptly deliver a separate copy of the proxy statement and annual report to shareholders at a shared address to which a single copy was delivered. To contact us, you may write to or call United Fire Group, Shareholder Relations Department, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, (319) 399-5700.
Electronic Availability of Proxy Materials
Electronic versions of our annual proxy statement and 2008 Annual Report to Shareholders are available on our public website, www.unitedfiregroup.com by selecting “Investor Relations” and then “Reports/Proxy.”
Other Matters
Management knows of no other matters that will be brought before the meeting, but if other matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

United Fire & Casualty Company
118 Second Avenue SE
Cedar Rapids, Iowa 52407-3909

United Fire & Casualty Company
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2009.
Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/UFCS
•	Follow the steps outlined on the secured website.
Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees for Class C director terms expiring in May 2012.

	For	Withhold
01 - Christopher R. Drahozal	☐	☐

02 - Jack B. Evans	☐	☐

03 - Thomas W. Hanley	☐	☐

04 - George D. Milligan	☐	☐
B Issues
The Board of Directors recommends a vote FOR the following proposal.

	For	Withhold	Abstain
2. To ratify the appointment of Ernst & Young LLP as United Fire & Casualty Company’s independent registered public accounting firm for 2009.	☐	☐	☐

C Non-Voting Items

Change of Address — Please print your new address below.	Electronic Statements		Meeting Attendance
	Mark the box to the right if you would prefer to receive future Annual Proxy Statements and Annual Reports Electronically.	☐	Mark the box to the right if you plan to attend the Annual Meeting.	☐
D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear(s) hereon. If shares of stock are held of record in the name of two or more persons, both or all of such persons should sign the Proxy Card / Voting Instruction Form. Trustees, executors, administrators, etc. should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

Proxy — United Fire and Casualty Company

PROXY CARD / VOTING INSTRUCTION FORM SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
With respect to any shares represented by this Proxy Card / Voting Instruction Form that are held on behalf of the undersigned in the United Fire Group 401(k) Plan (the “401(k) Plan”), the undersigned directs Charles Schwab & Co., as Trustee of the 401(k) Plan, to vote all such shares on the matters shown, and in the manner directed on the reverse side hereof. If you wish to vote your shares allocated to the 401(k) Plan, you cannot do so in person. You must use this Proxy Card / Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card / Voting Instruction Form or provide telephone or Internet voting instructions on a timely basis for the shares allocated to the 401(k) Plan, or if you return a signed Proxy Card / Voting Instruction Form but do not indicate how the shares should be voted on a matter, the Trustee of the 401(k) Plan will vote the shares allocated to the 401(k) Plan in the same proportion as the instructions it receives from all participants submitting voting instructions.
With respect to any shares represented by this Proxy Card / Voting Instruction Form that are held on behalf of the undersigned in the United Fire Group Employee Stock Ownership Plan (the “ESOP”), the undersigned directs John A. Rife and Timothy G. Spain, as Trustees of the ESOP, to vote all such shares on the matters shown, and in the manner directed on the reverse side hereof. If you wish to vote your shares allocated to the ESOP, you cannot do so in person. You must use this Proxy Card / Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card / Voting Instruction Form or provide telephone or Internet voting instructions on a timely basis for the shares allocated to the ESOP account, or if you return a signed Proxy Card / Voting Instruction Form but do not indicate how the shares should be voted on a matter, the Trustees of the ESOP will not vote the shares allocated to the ESOP account.
Except as described in the above paragraphs, the undersigned hereby appoints Scott McIntyre Jr. and Neal R. Scharmer, and each of them, as proxies, with full power of substitution and with all powers the undersigned would possess if personally present at the annual meeting of stockholders, to represent and vote, as designated on the reverse, all shares of common stock the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at its principal executive offices located at 118 Second Avenue SE in Cedar Rapids, Iowa, on May 20, 2009 at 10:00 a.m. (Cedar Rapids time) and at any adjournment(s) or postponement(s) thereof:
(1)	as specified upon the proposals listed on the reverse and as more particularly described in the Company’s Notice of 2009 Annual Stockholders Meeting and accompanying Proxy Statement ; and

(2)	in their discretion upon such other matters as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR PROPOSAL 2.
Whether or not you plan to attend the annual meeting of stockholders, please mark, sign, date and return this Proxy Card / Voting Instruction Form using the enclosed envelope.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼